                                 FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TWIN DISC, INCORPORATED
                          - - - - - - - - - - - -
               (Exact name of issuer as specified in its charter)

               Wisconsin                              39-0667110
               - - - - - - - - - - - - - - - - - - - - - - - - -
           (State or other jurisdiction of           (IRS Employer
           incorporation or organization)          Identification No.)


               1328 Racine Street, Racine, Wisconsin     53403
               - - - - - - - - - - - - - - - - - - - - - - - -
            (Address of Principal Executive Offices)   (Zip Code)


   Twin Disc, Incorporated 1998 Stock Option Plan for Non-Employee Directors
   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -   - - - - -
                              (Full title of the plan)


               Fred H. Timm, Secretary, 1328 Racine Street, Racine
               - - - - - - - - - - - - - - - - - - - - - - - - - -
                                Wisconsin, 53403
                                - - - - - - - -
                   (Name and address of agent for service)


                                 (414) 638-4200
                                 - - - - - - - -
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                         Proposed
                                       Proposed     maximum offering    Amount of
Title of securities  Amount to be  Maximum offering    aggregate      registration
 to be registered     registered   price per share*  offering price*       fee
- - - - - - - - -  - - - - -    - - - - - - - -  - - - - - - - -  - - - - - -
  Common Stock        35,000        $21.875         $765,625        $212.84

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

*Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 and is based upon the average of the high and low prices of the Common Stock as of December 9, 1998.

                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.     Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to
Rule 428(b) or additional information about the Twin Disc, Incorporated 1998 Stock Option Plan for Non-Employee Directors are available without charge by contacting:
                             Office of the Secretary
                             Twin Disc, Incorporated
                             1328 Racine Street
                             Racine, Wisconsin  53403
                             (414) 638-4200


                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

     (1) The Company's Form 10-K Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended June 30, 1998;

     (2) The Company's 1998 Proxy Statements for the Annual Meeting of Shareholders;

     (3) The Company's Form 10-Q Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarter ended September 30, 1998; and

     (4) The Auditor's Consent to incorporate the Company's Financial Reports contained in the Annual Report.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     None.

Item 6.     Indemnification of Directors and Officers.

     The directors and officers of the Company are afforded indemnification against liability which they may incur in their capacities as such under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), and the Bylaws of the Company and, in the case of directors, indemnification agreements with the Company.

Item 7.     Exemption From Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

4(a)             Twin Disc, Incorporated 1998 Stock Option Plan for Non-
            Employee Directors (Incorporated by reference to Exhibit B to the Company's 1998 Proxy Statement for the Annual Meeting of Shareholders held on October 16, 1998).

4(b)             Articles of Incorporation, as restated October 21, 1988
            (Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the year ended June 30, 1998).

4(c)             Form of Rights Agreement dated as of April 17, 1998 by and between the Company and the Firstar Trust Company, as Rights Agent, with Form of Rights Certificate (Incorporated by reference to Exhibits 1 and 2 to the Company's Form 8-A dated May 4, 1998).

4(d)             Announcement of Shareholder Rights Plan per news release
             dated April 17, 1998 (Incorporated by reference to Exhibit 99, of the Company's Form 10-Q dated May 4, 1998).

5                Opinion of counsel regarding legality provided by von
             Briesen, Purtell & Roper, s.c.

15           Not applicable.

23(a)            Consent of independent auditors provided by Pricewaterhouse-
            Coopers LLP.

23(b)            Consent of counsel provided by von Briesen, Purtell & Roper,
            s.c. (contained in Exhibit 5).

24               Power of attorney (included as part of the signature page of this Registration Statement).


Item 9.      Undertakings.

             (a)     The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)  To include any prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                               (iii) To include any material information with
                          respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on December 11, 1998.

                                      Twin Disc, Incorporated

                                      By:
                                          - - - - - - - - - - - - - - - - - -
                                          Michael E. Batten
                                          Chairman, Chief Executive Officer &
                                          Director



                                          - - - - - - - - - - - - - - - - - -
                                          James O. Parrish
                                          Vice President-Finance, Treasurer &
                                          Director
                                          (Chief Financial Officer)



                       POWER OF ATTORNEY

The undersigned officers and directors of Twin Disc, Incorporated hereby severally constitute Michael E. Batten and James O. Parrish, each of them singly, true and lawful attorneys with full power to them, and each of them, singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to this Registration Statement, and generally do all such things in our names and behalf in our capacities as set forth below to enable Twin Disc, Incorporated to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures so they may be signed by our said attorneys, or any of them, to this Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

- - - - - - - - - - - - - - - -   - - -              December 11, 1998
Michael E. Batten
Chairman, Chief Executive Officer & Director


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
Michael H. Joyce
President, Chief Operating Officer & Director


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
James O. Parrish
Vice President-Finance, Treasurer & Director
(Chief Financial Officer)


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
Fred H. Timm
Corporate Controller & Secretary
(Chief Accounting Officer)


- - - - - - - - - - - - -   - - - - - -              December 11, 1998
John A. Mellowes
Director


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
Paul J. Powers
Director


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
Richard T. Savage
Director


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
David L. Swift
Director


- - - - - - - - - - - - - - - - - - - -              December 11, 1998
George E. Wardeberg
Director



- - - - - - - - - - - - - - - - - - - - -            December 11, 1998
David R. Zimmer
Director

                              INDEX TO EXHIBITS

     Exhibit                     Description                          Page
     - - - -                     - - - - - -                         - - -

      4(a)   Twin Disc, Incorporated 1998 Stock Option Plan for        N/A
             Non-Employee Directors (Incorporated by reference to Exhibit B to the Company's 1998 Proxy Statement for the Annual Meeting of Shareholders held on October 16, 1998).

      4(b)   Articles of Incorporation, as restated October 21, 1988   N/A
             (Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the year ended June 30, 1998).

      4(c)   Form of Rights Agreement dated as of April 17, 1998 by    N/A
             and between the Company and the Firstar Trust Company, as Rights Agent, with Form of Rights Certificate
             (Incorporated by reference to Exhibits 1 and 2 to the Company's Form 8-A dated May 4, 1998).

      4(d) Announcement of Shareholder Rights Plan per news release N/A dated April 17, 1998 (Incorporated by reference to Exhibit 99, of the Company's Form 10-Q dated May 4, 1998).

      5      Opinion of counsel regarding legality provided by von     9
             Briesen, Purtell & Roper, s.c.

      15     Not applicable.                                           N/A

      23(a)  Consent of independent auditors provided by               10
             PricewaterhouseCoopers LLP.

      23(b)  Consent of counsel provided by von Briesen, Purtell       9
             & Roper, s.c. (contained in Exhibit 5).

      24     Power of attorney (included as part of the signature      6
             page of this Registration Statement).